EXHIBIT 10.14

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Agreement”), made as of this 1st day of February, 2007, is by and between Century Capital Associates LLC, having an office at 215 Morris Avenue, Spring Lake, New Jersey 07762 (herein referred to as “Century Capital”), and Scivanta Medical Corporation, having an office at 215 Morris Avenue, Spring Lake, New Jersey 07762 (herein referred to as “Scivanta”).

WITNESSETH:

WHEREAS, Century Capital leases from Trillium Partners LLC (herein referred to as “Prime Landlord”), those certain premises (herein referred to as the “Premises”) described in that certain Lease Agreement (herein referred to as the “Prime Lease”) dated November 1, 2005 between Trillium Partners LLC, as the “Landlord” therein, and Century Capital, as the “Tenant” therein;

WHEREAS, the term of the Prime Lease commenced on November 1, 2005 and expires on October 31, 2010, unless earlier terminated as provided in the Prime Lease;

WHEREAS, Century Capital is permitted to sublease and otherwise share the Premises under the Prime Lease;

WHEREAS, Scivanta and Century Capital entered into a Shared Services Agreement on May 1, 2004 (the “Shared Services Agreement”), pursuant to which Scivanta subleased a portion of the Premises (340 square feet plus access to common areas) and otherwise utilized Century Capital’s offices and equipment to conduct business;

 WHEREAS, Scivanta desires to expand its use of the Century Capital office and occupy approximately 2,000 square feet and otherwise utilize Century Capital’s offices and equipment to conduct business in accordance with and pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, the parties desire to terminate the Shared Services Agreement and replace it with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Century Capital and Scivanta agree as follows:

1. Termination of Shares Services Agreement. Century Capital and Scivanta hereby terminate the Shared Services Agreement and replace it with this Agreement.

2. Representations of Century Capital. Century Capital represents and warrants to Scivanta as follows:

2.1	Century Capital has delivered to Scivanta a true, correct and complete copy of the Prime Lease as amended through the date hereof.

2.2	The Prime Lease is presently in full force and effect and Century Capital is not in default under the Prime Lease.

2.3	The Prime Landlord has consented to the terms of this Agreement.

3. Term. The term of this Agreement (herein referred to as the “Agreement Term”) shall commence on February 1, 2007 (herein referred to as the “Commencement Date”), and shall continue until terminated by either party, with or without cause, upon sixty (60) days prior written notice, but in no event shall the Agreement Term continue past the term of the Prime Lease.

4. Subleased Premises and Equipment. Century Capital hereby agrees to allow Scivanta to occupy office space approximating 2,000 square feet (herein referred to as the “Subleased Premises”). Century Capital also agrees to allow Scivanta to use certain equipment and services as an “all-inclusive” arrangement for the Monthly Retainer Fee defined and described in Paragraph 5 hereof. The equipment shall include telephones and telephone system (including voicemail), photo copier, computer network, office furniture and two desktop computers (herein referred to as the “Subleased Equipment”). The Subleased Premises and the Subleased Equipment, collectively, shall be referred to herein as the “Subleased Premises and Equipment.”

5. Rental. The monthly rental for the Subleased Premises and Equipment shall be Five Thousand Dollars ($5,000.00) (herein referred to as the “Monthly Rental Fee”), which shall be paid by Scivanta to Century Capital as follows:

5.1
Commencing February 1, 2007, Scivanta shall pay to Century Capital the Monthly Service Fee in the sum of Five Thousand Dollars ($5,000.00), with such rental fee being payable on the first (1st) day of the month for which the rental fee is being paid.

5.2	In addition to the Monthly Service Fee, Scivanta shall be responsible for all utilities, maintenance, condominium association maintenance fees and assessments and property taxes associated with the Premises.

5.3	Scivanta shall pay all fees as herein provided promptly at the times and in the manner herein specified. If any amount is not paid within five (5) days after its due date, Scivanta shall pay interest on such amount from the date on which it was due until the date on which it is actually paid at the rate of ten percent (10%) per annum.

5.4	If, under any provision of the Prime Lease, any additional rent shall be payable by Century Capital to Prime Landlord directly attributable to services ordered by or activities undertaken by or on behalf of Scivanta in connection with this Agreement or on account of Scivanta’s default hereunder, then Scivanta shall pay such additional rent on demand by Century Capital. Scivanta may be directed by Century Capital to pay such additional rent directly to Prime Landlord.

6. Prime Lease; Covenants of the Parties. Except to the extent not otherwise inconsistent with the agreements and understandings expressed in this Agreement or applicable only to the original parties to the Prime Lease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated herein by reference subject to the following understandings:

6.1
To the extent that any of the Prime Lease sections conflict or are inconsistent with the provisions of this Agreement, whether or not such inconsistency is expressly noted herein, the provisions of this Agreement shall in all instances prevail over the Prime Lease.

6.2	Century Capital agrees to perform all of its obligations under the Prime Lease.

6.3	Should Century Capital receive a notice of default or any other notice from the Prime Landlord, Century Capital shall provide prompt notice and forward a copy of such notice to Scivanta.

6.4
Upon the termination of this Agreement, Scivanta shall surrender the Subleased Premises and Equipment to Century Capital in the condition in which the Subleased Premises and Equipment were received from Century Capital on the Commencement Date, except for ordinary wear and tear and damage by casualty or condemnation not the result of the negligent or intentional act or omission of Scivanta or its officers, agents, employees and invitees. Century Capital shall remain liable to Prime Landlord for any restoration required under the terms and conditions of the Prime Lease.

6.5	If the Prime Lease terminates, this Agreement shall terminate and the parties hereto shall be relieved of any further liability or obligation under this Agreement.

7. Brokers. Century Capital and Scivanta each warrants to the other that no broker, agent, salesman or any other person is entitled to a commission or similar fee in connection with this Agreement.

8. Use of Premises. The Subleased Premises shall be used and occupied only for office space and for no other use or purpose.

9. Warranty of Quiet Enjoyment. So long as Scivanta shall observe and perform the covenants and agreements applicable to it hereunder, Scivanta shall, at all times during the Agreement Term, peacefully and quietly have and enjoy the possession of the Subleased Premises.

10. Assignment and Subletting. Scivanta shall not assign this Agreement or further sublease, rent or share all or any part of the Subleased Premises without the prior written consent of both the Prime Landlord and Century Capital.

11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

12. Notices. All notices which may or are to be required to be given by either party on the other hereunder shall be in writing. All notices shall be sent by hand delivery, overnight delivery service or United States mail, to the address hereinbelow set forth for such party, or to such other place as a party may from time to time designate in a written notice to the other.

To Century Capital:

Century Capital Associates LLC
215 Morris Avenue
Spring Lake, New Jersey 07762
Attention: Thomas S. Gifford

To Scivanta:

Scivanta Medical Corporation
215 Morris Avenue
Spring Lake, New Jersey 07762
Attention: Allan J. Jones

with a copy to:

Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
P.O. Box 190
Middletown, New Jersey 07748
Attention: Paul T. Colella, Esq.

13. Entire Agreement. This Agreement is intended to be the sole and complete statement of the obligations of the parties as to the Subleased Premises and Equipment and supersedes, as of the Commencement Date, all previous understandings, negotiations and proposals, including the Shares Services Agreement, and may not be altered, amended or modified, except in writing, signed by the duly authorized representatives of the parties.

IN WITNESS WHEREOF, the undersigned representatives of the parties hereto have executed this Agreement on behalf of the parties as of the day and year first above written.

CENTURY CAPITAL ASSOCIATES LLC

By:	/s/ Thomas S. Gifford
Name: Thomas S. Gifford Title: Managing Member and Vice President

SCIVANTA MEDICAL CORPORATION

By:	/s/ Allan J. Jones
Name: Allan J. Jones Title: Controlle